2014 Second Quarter Results Exhibit 3

Forward looking information
This presentation contains certain forward-looking statements and information relating to CEMEX, S.A.B.
de C.V. and its subsidiaries (collectively, “CEMEX”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of the facilities agreement entered into with major creditors and other debt agreements, CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.
UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS,
BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS
Copyright CEMEX, S.A.B. de C.V. and its subsidiaries.

2Q14 results highlights
During the quarter, operating EBITDA increased by 3% on a like-to-like basis and adjusting for the fewer number of business days in our operations
Millions of US dollars
2014 2013 % var
l-t-l   %
var
2014 2013 % var
l-t-l %
var
Net sales 7,737 7,322 6% 7% 4,154 4,006 4% 4%
Gross profit 2,313 2,189 6% 7% 1,331 1,280 4% 4%
Operating earnings before
other expenses, net
722 690 5% 8% 456 451 1% 2%
Operating EBITDA 1,270 1,251 1% 3% 737 730 1% 1%
Free cash flow after
maintenance capex
(396) (568) 30% 63 (86) N/A
January – June Second Quarter

Consolidated volumes and prices
Cement and ready-mix volumes, on a like-to-like basis and adjusting for the fewer number of business days, were up in all regions with the exception of Northern Europe, where some countries had brought forward construction activity as a result of very good weather during the first quarter
Consolidated cement and aggregates prices increased sequentially on a like-to-like basis in local-
currency terms
Consolidated prices in US-dollar terms for cement, ready mix and aggregates increased by 4%,
3%, and 10%, respectively, from December 2013 to June 2014
1
Like-to-like volumes adjusted for investments/divestments and, in the case of prices, foreign-exchange fluctuations
6M14 vs. 6M13 2Q14 vs. 2Q13 2Q14 vs. 1Q14
Volume (l-t-l
1
)
4% 1% 12%
Price (USD) (0%) 2% 2%
Price (l-t-l
1
)
2% 3% 1%
Volume (l-t-l
1
)
3% (1%) 12%
Price (USD) 4% 5% 1%
Price (l-t-l
1
)
3% 3% 0%
Volume (l-t-l
1
)
7% 2% 16%
Price (USD) 7% 9% 2%
Price (l-t-l
1
)
5% 5% 1%
Aggregates
Domestic gray
cement
Ready mix

Consolidated cement, ready-mix and aggregates volumes year-to-date increased by
4%, 3% and 7%, respectively
Consolidated prices in local-currency terms for both cement and aggregates increased sequentially by 1% during the quarter
Early conversion of approximately US$114.5 million of our 4.875% convertible subordinated notes due 2015
Issuance during April of 6.000% senior secured notes for US$1 billion maturing in
2024 and 5.250% senior secured notes for €400 million maturing in 2021
During the quarter, our subsidiary CLH started the construction of a new 860-
thousand-ton cement grinding plant in Nicaragua

2Q14 achievements

Second Quarter 2014 Regional Highlights

Mexico
Volume
6M14 vs.
6M13
2Q14 vs.
2Q13
2Q14 vs.
1Q14
Cement (0%) (2%) 6%
Ready mix 4% 4% 8%
Aggregates 13% 11% 10%
Price (LC)
6M14 vs.
6M13
2Q14 vs.
2Q13
2Q14 vs.
1Q14
Cement 0% 1% 1%
Ready mix 1% 2% 2%
Aggregates 2% 4% 4%
Millions of
US dollars
Net Sales 1,551 1,627 (5%) (1%) 816 847 (4%) (1%)
Op. EBITDA 497 514 (3%) 0% 247 250 (1%) 1%
as % net sales 32.0% 31.6% 0.4pp 30.3% 29.6% 0.7pp
2Q14 2Q13 % var l-t-l % var 6M14 6M13 % var l-t-l % var
Increase in adjusted year-over-year volumes
for our three core products
Cement prices increased 7% from December
2013 to June 2014
Formal construction, especially the formal
residential and commercial sectors, was the
main driver of consumption for our products
The self-construction sector was slightly down
during the quarter

United States
Millions of
US dollars
Net Sales 1,749 1,604 9% 12% 957 868 10% 13%
Op. EBITDA 147 99 48% 46% 119 80 49% 48%
as % net sales 8.4% 6.2% 2.2pp 12.4% 9.2% 3.2pp
2Q14 2Q13 % var l-t-l % var 6M14 6M13 % var l-t-l % var
Volume
6M14 vs.
6M13
2Q14 vs.
2Q13
2Q14 vs.
1Q14
Cement 8% 7% 20%
Ready mix (1%) (2%) 14%
Aggregates (3%) (1%) 9%
Price (LC)
6M14 vs.
6M13
2Q14 vs.
2Q13
2Q14 vs.
1Q14
Cement 4% 6% 5%
Ready mix 8% 9% 2%
Aggregates 12% 11% 5%
EBITDA increase fueled by steady volume growth,
healthy pricing gains and favorable operating
leverage
Increase in year-over-year cement and pro-forma
ready-mix volumes
Sequential prices increased in our three core
products
The residential and industrial-and-commercial
sectors continued to be the main drivers of
demand in most of our major markets

Northern Europe
Volume
6M14 vs.
6M13
2Q14 vs.
2Q13
2Q14 vs.
1Q14
Cement 7% (2%) 36%
Ready mix 4% (3%) 24%
Aggregates 11% 2% 31%
Price (LC)
1
6M14 vs.
6M13
2Q14 vs.
2Q13
2Q14 vs.
1Q14
Cement 1% 2% (1%)
Ready mix 0% 0% (4%)
Aggregates (0%) 1% (4%)
Millions of
US dollars
Net Sales 2,049 1,846 11% 5% 1,138 1,088 5% (2%)
Op. EBITDA 133 92 45% 38% 121 108 12% 6%
as % net sales 6.5% 5.0% 1.5pp 10.6% 9.9% 0.7pp
2Q14 2Q13 % var l-t-l % var 6M14 6M13 % var l-t-l % var
Regional cement and ready-mix volumes declined
during the quarter mainly due to declines in
Germany and Poland, where good weather in
1Q14 resulted in some activity starting earlier in
the year; year-to-date volumes continue to be
favorable
Year-to-date volume growth in our three core
products in all countries in the region
In Germany and the UK, demand for our products
was driven by the residential sector
In Poland, infrastructure is the main contributor
to cement demand, from a very low base last year
1
Volume-weighted, local-currency average prices

Mediterranean
Millions of
US dollars
Net Sales 861 747 15% 13% 449 400 12% 10%
Op. EBITDA 181 168 8% 8% 100 94 6% 6%
as % net sales 21.0% 22.5% (1.5pp) 22.2% 23.5% (1.3pp)
2Q14 2Q13 % var l-t-l % var 6M14 6M13 % var l-t-l % var
Increase during the quarter in cement volumes in
Spain, Croatia and the UAE more than offset the
decline in Egypt
Sequential increase in regional prices in cement
and aggregates
In Egypt, the informal sector continued to be the
main driver for cement demand
In Spain, domestic gray cement volumes showed
year-over-year growth for the first time since
1Q11
1
Volume-weighted, local-currency average prices
Volume
6M14 vs.
6M13
2Q14 vs.
2Q13
2Q14 vs.
1Q14
Cement 1% 1% 13%
Ready mix 6% 1% (3%)
Aggregates (3%) (12%) (8%)
Price (LC)
1
6M14 vs.
6M13
2Q14 vs.
2Q13
2Q14 vs.
1Q14
Cement 8% 9% 9%
Ready mix 3% 2% (0%)
Aggregates 21% 25% 2%

South, Central America and the Caribean
1
Volume-weighted, local-currency average prices
Millions of
US dollars
Net Sales 1,099 1,059 4% 9% 562 561 0% 3%
Op. EBITDA 365 399 (9%) (4%) 178 211 (16%) (14%)
as % net sales 33.2% 37.7% (4.5pp) 31.6% 37.6% (6.0pp)
2Q14 2Q13 % var l-t-l % var 6M14 6M13 % var l-t-l % var
Increase in regional cement volumes mainly
driven by growth in Colombia, the Dominican
Republic, Costa Rica and Nicaragua
In Colombia, positive performance during the
quarter was mainly driven by the residential and
infrastructure sectors
In Panama, the residential and industrial-and-
commercial sectors were the main drivers of
consumption; quarterly volumes reflect a
construction-workers strike as well as reduced
consumption rate from the Canal expansion
project
Volume
6M14 vs.
6M13
2Q14 vs.
2Q13
2Q14 vs.
1Q14
Cement 8% 1% 1%
Ready mix 11% 7% 7%
Aggregates 21% 16% 11%
Price (LC)
1
6M14 vs.
6M13
2Q14 vs.
2Q13
2Q14 vs.
1Q14
Cement (0%) (1%) (1%)
Ready mix 1% (1%) (2%)
Aggregates (0%) (0%) 0%

Asia
1
Volume-weighted, local-currency average prices
Volume
6M14 vs.
6M13
2Q14 vs.
2Q13
2Q14 vs.
1Q14
Cement 5% 1% 4%
Ready mix (21%) (29%) 1%
Aggregates 14% (28%) (44%)
Price (LC)
1
6M14 vs.
6M13
2Q14 vs.
2Q13
2Q14 vs.
1Q14
Cement 2% 2% 2%
Ready mix 14% 15% 2%
Aggregates 9% (9%) (20%)
Millions of
US dollars
Net Sales 306 305 0% 11% 160 162 (2%) 7%
Op. EBITDA 59 62 (5%) (2%) 34 38 (11%) (8%)
as % net sales 19.3% 20.5% (1.2pp) 21.2% 23.5% (2.3pp)
2Q14 2Q13 % var l-t-l % var 6M14 6M13 % var l-t-l % var
Increase in regional domestic cement volumes
during the quarter reflects positive performance
in the Philippines
Increase in regional cement and ready-mix prices
sequentially, in local-currency terms
Growth in cement volumes in the Philippines
reflects positive performance in all sectors;
infrastructure activity reflects ongoing
reconstruction and rehabilitation efforts

2Q14 Results

Operating EBITDA, cost of sales and operating expenses
Millions of US dollars
2014 2013 % var
l-t-l
% var
2014 2013 % var
l-t-l
% var
Net sales 7,737 7,322 6% 7% 4,154 4,006 4% 4%
Operating EBITDA 1,270 1,251 1% 3% 737 730 1% 1%
as % net sales
16.4% 17.1% (0.7pp) 17.7% 18.2% (0.5pp)
Cost of sales 5,424 5,134 (6%) 2,823 2,725 (4%)
as % net sales
70.1% 70.1% 0.0pp 68.0% 68.0% 0.0pp
Operating expenses 1,591 1,498 (6%) 875 829 (6%)
as % net sales
20.6% 20.5% (0.1pp) 21.1% 20.7% (0.4pp)
January – June Second Quarter
Our operating EBITDA increased by 3%, adjusting for the fewer number of business days in our operations during the quarter
Operating EBITDA margin, adjusted for business days, decreased by 0.3pp
Operating expenses, as a percentage of net sales, increased by 0.4pp mainly due to higher distribution expenses during the quarter

Free cash flow
Millions of US dollars
2014 2013 % var 2014 2013 % var
Operating EBITDA 1,270 1,251 1% 737 730 1%
- Net Financial Expense 692 719 343 362
- Maintenance Capex 189 149 121 101
- Change in Working Cap 453 538 148 207
- Taxes Paid 438 408 211 133
- Other Cash Items (net) (108) 5 (148) 14
Free Cash Flow after Maint.Capex (396) (568) 30% 63 (86) N/A
- Strategic Capex 55 35 32 8
Free Cash Flow (451) (603) 25% 31 (94) N/A
January – June Second Quarter
Working capital days declined to 27 in the first half of 2014 versus 28 days during the same period in 2013

Other expenses, net, during the quarter resulted in an income of US$62 million which includes a gain in sales of fixed assets, especially in Northern Europe, mitigated by severance payments
Foreign-exchange gain of US$65 million resulting primarily from the fluctuation of the
Mexican peso versus the U.S. dollar
Gain on financial instruments of US$77 million related mainly to CEMEX shares
Controlling interest net income of US$76 million, versus a loss of US$152 in 2Q13, mainly reflects an income in the other expenses line, a gain on financial instruments, lower income taxes, and higher operating earnings before other expenses, mitigated by higher financial expenses and a lower foreign-exchange gain

Other income statement items

Second Quarter 2014 Debt Information

Early conversion of additional US$114.5 million of our 4.875% convertible subordinated notes due 2015; approximately US$320 million of these notes remain outstanding
Issuance of US$1 billion of 6.000% senior secured notes maturing in 2024 and €400 million of
5.250% senior secured notes maturing in 2021. Proceeds used to pay:
• US$597 million of our 9.250% senior secured notes due 2020
• US$483 million of our 9.000% senior secured notes due 2018
• The remaining €130 million of our 9.675% senior secured notes due 2017
• The remaining €115 million of our 8.875% senior secured notes due 2017
During the quarter, total debt plus perpetual securities decreased by US$125 million
• Positive conversion effect during the quarter of US$5 million

Debt-related information

6,000
5,000
4,000
3,000
2,000
1,000
0
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

Consolidated debt maturity profile
Total debt excluding perpetual notes
1
as of June 30, 2014
US$ 16,569 million
1
CEMEX has perpetual debentures totaling US$476 million
2
Convertible Subordinated Notes include only the debt component of US$1,807 million. Total notional amount is about US$1,988 million
171
1,109
2,748
591
928
1,550
4,297
2,540
Millions of
US dollars
1,513
160
• Avg. life of debt: 4.6 years
963
Fixed Income
New Facilities Agreement
Other bank / WC debt / Certificados
Bursátiles
Convertible Subordinated Notes
2

Appendix

Additional information on debt and perpetual notes
Interest rate
Fixed
66%
Variable
34%
Currency denomination
U.S. dollar
87%
Euro
11%
Mexican peso
2%
1
2
3
4
First Quarter
2014 2013 % Var. 2014
Total debt
1
16,569 16,476 1% 16,693
Short-term 3% 3% 6%
Long-term 97% 97% 94%
Perpetual notes 476 472 1% 477
Cash and cash equivalents 737 746 (1%) 845
Net debt plus perpetual notes 16,308 16,201 1% 16,325
Consolidated Funded Debt
2
/ EBITDA
3
5.49 5.54 5.54
Interest coverage
4 2.15 2.06 2.12
Second Quarter
Millions of US dollars
Includes convertible notes and capital leases, in accordance with IFRS
Consolidated Funded Debt as of June 30, 2014 was US$14,629 million, in accordance with our contractual obligations under the
Facilities Agreement
EBITDA calculated in accordance with IFRS
Interest expense in accordance with our contractual obligations under the Facilities Agreement
3

6M14 volume and price summary: Selected countries
Prices Prices Prices
(LC) (LC) (LC)
Mexico (0%) (3%) 0% 4% (2%) 1% 13% (2%) 2%
U.S. 8% 4% 4% (1%) 8% 8% (3%) 12% 12%
Germany 6% 7% 2% 5% 9% 4% 6% 4% (1%)
Poland 2% 6% (1%) 2% (6%) (11%) 25% 10% 3%
France N/A N/A N/A 1% 3% (1%) 8% 4% (0%)
UK 2% 10% 1% 4% 12% 3% 15% 11% 2%
Spain 0% (4%) (8%) 2% 10% 5% (23%) 3% (1%)
Egypt (3%) 14% 17% (1%) 9% 12% 1% (21%) (18%)
Colombia 20% (7%) (2%) 17% (4%) 1% 32% (6%) (0%)
Panama (19%) 13% 13% (8%) 0% 0% (6%) (2%) (2%)
Costa Rica 7% (4%) 4% (19%) (2%) 6% (4%) (11%) (3%)
Philippines 7% (5%) 2% N/A N/A N/A N/A N/A N/A
Prices
(USD)
Volumes
Prices
(USD)
Volumes
Prices
(USD)
Volumes
Aggregates
6M14 vs. 6M13
Domestic gray cement
6M14 vs. 6M13
Ready mix
6M14 vs. 6M13

2Q14 volume and price summary: Selected countries
Prices Prices Prices
(LC) (LC) (LC)
Mexico (2%) (1%) 1% 4% (1%) 2% 11% 1% 4%
U.S. 7% 6% 6% (2%) 9% 9% (1%) 11% 11%
Germany (7%) 7% 2% (7%) 9% 4% (12%) 4% (1%)
Poland (15%) 6% (1%) (6%) (3%) (10%) 10% 18% 9%
France N/A N/A N/A (8%) 4% (1%) 3% 4% (1%)
UK 1% 11% 1% 2% 14% 3% 14% 12% 1%
Spain 6% (7%) (12%) 7% 9% 3% (21%) 7% 2%
Egypt (2%) 17% 19% 10% 9% 11% 34% (15%) (14%)
Colombia 9% (3%) (2%) 13% (0%) 1% 27% (0%) 1%
Panama (20%) 10% 10% (22%) (2%) (2%) (16%) (5%) (5%)
Costa Rica 1% (6%) 3% (21%) (6%) 3% 2% (18%) (10%)
Philippines 2% (2%) 3% N/A N/A N/A N/A N/A N/A
Prices
(USD)
Volumes
Prices
(USD)
Aggregates
2Q14 vs. 2Q13 2Q14 vs. 2Q13
Domestic gray cement
2Q14 vs. 2Q13
Prices
(USD)
Volumes
Ready mix
Volumes

Definitions
6M14 / 6M13: Results for the six months of the years 2014 and 2013, respectively
Cement: When providing cement volume variations, refers to domestic gray cement operations
(starting in 2Q10, the base for reported cement volumes changed from total domestic cement including clinker to domestic gray cement)
LC: Local currency
Like-to-like percentage variation (l-t-l % var): Percentage variations adjusted for investments/divestments and currency fluctuations
Maintenance capital expenditures: Investments incurred for the purpose of ensuring the company’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies.
Operating EBITDA: Operating earnings before other expenses, net plus depreciation and operating amortization
pp: Percentage points
Prices: All references to pricing initiatives, price increases or decreases, refer to our prices for our products
Strategic capital expenditures: Investments incurred with the purpose of increasing the company’s profitability. These include capital expenditures on projects designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs.

Investor Relations

- In the United States
  +1 877 7CX NYSE
- In Mexico
  +52 81 8888 4292
- ir@cemex.com

Stock Information

- NYSE (ADS): CX
- Mexican Stock Exchange: CEMEXCPO
- Ratio of CEMEXCPO to CX:10 to 1

25 Contact information Calendar of Events October 23, 2014 Third quarter 2014 financial results conference call